Exhibit 99.1

BPZ Energy Provides Operations Update

HOUSTON, TX ‒ July 31, 2014 ‒ BPZ Energy (NYSE: BPZ) (BVL: BPZ), an independent oil and gas exploration and production company, today provided the following operations update.

Manolo Zuniga, President and CEO of BPZ Energy commented, “Our development drilling program continues with two new wells having come online in July, the new CX15-7D development well has been spud, and the Albacora A-18D sidetrack well is also underway. As we previously mentioned, the A-18D well is being sidetracked to restore oil production while also targeting deeper prospective zones seen in this and other Albacora wells, including a new oil zone that is currently being tested on the recently completed A-26D well. Plans also include intervention of two recently drilled oil wells to reestablish production that has been temporarily lost, affecting our production ramp up. Onshore, we are working to finish testing the initial three exploration wells drilled in Block XXIII.

We also have a new member on our management team. I am pleased to welcome Mr. Gonzalo Ruiz as our new Vice President of Operations with over 30 years of experience in the international oil and gas industry. Gonzalo will have responsibility for all operations in Peru and Ecuador.”

OFFSHORE BLOCK Z-1 (51% BPZ)

Production

For the second quarter ended June 30, 2014, production from offshore Block Z-1 averaged approximately 5,134 barrels of oil per day (bopd) gross, or 2,618 bopd net to BPZ. This compares to 2,792 bopd of gross production, or 1,424 bopd net to BPZ in the second quarter of 2013.

Third quarter to date 2014 gross production has averaged approximately 4,700 bopd, or 2,397 bopd net to BPZ, through July 30, 2014. This is lower than expected due to the loss of production from the A-18D while it is being sidetracked and two shut in wells that require intervention. During the month of June, these three oil wells produced a total of approximately 1,500 bopd gross or, 767 bopd net to BPZ.

Production as of July 30, 2014 was approximately 5,000 bopd gross, or 2,550 net to BPZ.

New Wells Online at Albacora and Corvina Fields

The new Albacora A-26D development well was completed on July 12, 2014 and the well has averaged gross production of 1,000 barrels of oil per day (bopd), or 531 bopd net to BPZ for the past fourteen days. For the last 24 hours the A-26D well has averaged gross production of approximately 900 bopd, or net production to BPZ of 459 bopd. This production is coming from a new deeper oil zone previously untested in Albacora which is being evaluated now, while the other known oil zones are expected to be placed on production once the ongoing evaluation of the new deeper zone is completed.

The new Corvina CX15-5D development was completed on July 6, 2014 with the well averaging gross production of 690 bopd, or 352 bopd net to BPZ for the past fourteen days. For the last 24 hours the well has averaged gross production of approximately 660 bopd, or net production to BPZ of 337 bopd.

New Corvina CX15-7D Spud

The new CX15-7D development well was spud on July 29, 2014. The well has a targeted measured depth of 8,500 feet and is expected to be completed by October 2014.

A-18D Sidetrack and Well Interventions

Work on the Albacora A-18D ST (side track) well has begun and the well is therefore not producing. Because of the new oil zone found in deeper sands on the Albacora A-26D well, the A-18D ST will be drilled to a depth of 13,600 which is up to 1,000 feet deeper than the original A-18D well depth. The well is expected to be completed by late September 2014.

In early July the Albacora A-21D well and the CX15-3D were shut in due to high water production. Preliminary well interventions have been agreed to with our partner to isolate the respective water producing sands to potentially restore oil production to both wells during the current quarter.

ONSHORE BLOCK XXIII (100% BPZ)

Testing on the initial three-well exploration program at Block XXIII continues and is expected to be completed by the end of September 2014. The testing program aims at evaluating the prospective zones identified in the Mancora, Heath, and Zorritos formations.

NEW VICE PRESIDENT OF OPERATIONS

Mr. Gonzalo Ruiz joined BPZ Energy in July 2014 as Vice President of Operations. He has over 30 years of experience in the oil and gas industry, including over 25 years working with Occidental Petroleum in various roles, more recently as Vice President & General Manager for Bolivian operations.  Beyond the U.S., his international career includes operational leadership roles in Ecuador, Colombia, Syria, Oman, Yemen, China, and Bangladesh. Gonzalo received his Bachelor’s degree in Petroleum Engineering and his MBA from the University of Texas, in Austin, Texas.

CONFERENCE CALL FOR SECOND QUARTER 2014 RESULTS

The Company will host a conference call and live webcast to discuss results for the second quarter ended June 30, 2014 on Friday, August 8, 2014, at 10:00 a.m. CDT (11:00 a.m. EDT). The event may be accessed via the Investor Relations, Events & Presentations section of the Company’s website at www.bpzenergy.com, or by accessing the following dial-in numbers:

US and Canada Dial-In:      (877) 293-5457

International Dial-In:     (707) 287-9344

A replay of the call will also be available at the Investor Relations section of the Company’s website

ABOUT BPZ ENERGY

BPZ Energy is an independent oil and gas exploration and production company with license contracts covering 1.9 million net acres in four blocks located in northwest Peru. Current operations in these blocks range from early-stage exploration to production. The Company holds a 51% working interest in offshore Block Z-1, where development drilling is currently underway at the Corvina and Albacora fields. Onshore the Company holds three 100%-owned blocks with exploration drilling currently underway at Block XXIII. In southwest Ecuador, the Company owns a non-operating net profits interest in a producing property. BPZ Energy trades as BPZ Resources, Inc. on both the New York Stock Exchange and the Bolsa de Valores in Lima under ticker symbol “BPZ”. Please visit www.bpzenergy.com for more information.

FORWARD LOOKING STATEMENT

This Press Release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward looking statements are based on our current expectations about our company, our properties, our estimates of required capital expenditures and our industry. You can identify these forward-looking statements when you see us using words such as “will,” “expected,” "estimated,” and "prospective," and other similar expressions. These forward-looking statements involve risks and uncertainties.

Our actual results could differ materially from those anticipated in these forward looking statements. Such uncertainties include successful operation of our new platform in Corvina, the success of our project financing efforts, accuracy of well test results, results of seismic testing, well refurbishment efforts, successful production of indicated reserves, satisfaction of well test period requirements, successful installation of required permanent processing facilities, receipt of all required permits, the successful management of our capital expenditures, and other normal business risks. We undertake no obligation to publicly update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

CAUTIONARY STATEMENT REGARDING CERTAIN INFORMATION RELEASES

The U.S. Securities and Exchange Commission (SEC) permits oil and gas companies, in their filings with the SEC, to disclose only "reserves" that a company anticipates to be economically producible by application of development projects to known accumulations, and there exists or is a reasonable expectation there will exist, the legal right to produce, or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project. We are prohibited from disclosing estimates of oil and gas resources that do not constitute "reserves" in our SEC filings, including any estimates of contingent and prospective resources included in this press release. With respect to "probable" and "possible" reserves, we are required to disclose the relative uncertainty of such classifications of reserves when they are included in our SEC filings. Further, the reserves estimates contained in this press release are not designed to be, nor are they intended to represent, an estimate of the fair market value of the reserves.

The Company is aware that certain information concerning its operations and production is available from time to time from Perupetro, an instrumentality of the Peruvian government, and the Ministry of Energy and Mines ("MEM"), a ministry of the government of Peru. This information is available from the websites of Perupetro and MEM and may be available from other official sources of which the Company is unaware. This information is published by Perupetro and MEM outside the control of the Company and may be published in a format different from the format used by the Company to disclose such information, in compliance with SEC and other U.S. regulatory requirements.

Additionally, the Company’s joint venture partner in Block Z-1, Pacific Rubiales Energy Corp. (“PRE”), is a Canadian public company that is not listed on a U.S. stock exchange, but is listed on the Toronto (TSX), Bolsa de Valores de Colombia (BVC) and BOVESPA stock exchanges. As such PRE may be subject to different information disclosure requirements than the Company. Information concerning the Company, such as information concerning energy reserves, may be published by PRE outside of our control and may be published in a format different from the format the Company uses to disclose such information, incompliance with SEC and other U.S. regulatory requirements.

The Company provides such information in the format required, and at the times required, by the SEC and as determined to be both material and relevant by management of the Company. The Company urges interested investors and third parties to consider closely the disclosure in our SEC filings, available from us at 580 Westlake Park Blvd., Suite 525, Houston, Texas 77079; Telephone: (281) 556-6200. These filings can also be obtained from the SEC via the internet at www.sec.gov.

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Investor and Media Contact:

A. Pierre Dubois

Investor Relations & Corporate Communications

BPZ Energy

1-281-752-1240

pierre_dubois@bpzenergy.com